Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
March 11, 2008
United States Lime & Minerals, Inc.
5429 LBJ Freeway, Suite 230
Dallas, Texas 75240
Ladies and Gentlemen:
     We consent to the use of the name Degolyer and MacNaughton, to references to Degolyer and MacNaughton, and to the inclusion of information taken from our “Appraisal Report as of December 31, 2007 on Certain Properties owned by United States Lime & Minerals, Inc.” under the sections “Item 1 – Business Natural Gas Interests” and “Item 8 – Notes to Consolidated Financial Statements” in the United States Lime & Minerals, Inc. Annual Report on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of United States Lime & Minerals, Inc. on Forms S-8 (File No. 033-58311, effective April 18, 1995; File No. 333-90876, effective June 20, 2002; and File No. 333-101290, effective November 19, 2002).
Very truly yours,
DeGolyer and MacNaughton